Exhibit 5.1

January 26, 2022

Volcon, Inc.

2590 Oakmont Drive, Suite 520

Round Rock, TX 78665

Re:          Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Volcon, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (as amended, the “Registration Statement”), filed by the Company on January 26, 2022 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering by the Company of (i) up to an aggregate of up to $28,750,000 of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), (ii) a warrant to be issued to the Representative (as defined below) (the “Representative Warrant”) to purchase up to $1,437,500 shares of Common Stock (the “Representative Warrant Shares”), and (iii) the issuance of the Representative Warrant Shares upon exercise of the Representative Warrant, each as covered by the Registration Statement. The terms “Shares” and “Representative Warrant Shares” shall include any additional securities registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein. The Shares are being sold pursuant to an Underwriting Agreement to be entered into between the Company and Aegis Capital Corp. in the form most recently filed as an exhibit to the Registration Statement (the “Underwriting Agreement”).

In connection with our opinion, we have examined the Registration Statement, including the exhibits thereto, the form of Representative Warrant, and such other documents, corporate records and instruments, and have examined such laws and regulations, as we have deemed necessary for the purposes of this opinion. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the legal capacity of all natural persons. As to matters of fact material to our opinions in this letter, we have relied on certificates and statements from officers and other employees of the Company, public officials and other appropriate persons.

Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that:

1. The Shares, when issued by the Company against payment therefor in the circumstances contemplated by the Underwriting Agreement, will have been duly authorized for issuance by all necessary corporate action by the Company, and will be validly issued, fully paid and non-assessable;

2. The Representative Warrant, when issued by the Company against payment therefor in the circumstances contemplated by the Underwriting Agreement, will have been duly authorized by all necessary corporate action of the Company and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms; and

3. The Representative Warrant Shares initially issuable upon exercise of the Representative Warrant when issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Representative Warrant, will have been duly authorized by all necessary corporate action of the Company, and will be validly issued, fully paid and non-assessable.

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The opinions set forth above are subject to the following qualifications:

A. The opinion expressed herein with respect to the legality, validity, binding nature and enforceability of the Representative Warrant is subject to (i) applicable laws relating to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally, whether now or hereafter in effect and (ii) general principles of equity, including, without limitation, concepts of materiality, laches, reasonableness, good faith and fair dealing and the principles regarding when injunctive or other equitable remedies will be available (regardless of whether considered in a proceeding at law or in equity).

B. The foregoing opinions are limited to the laws of the State of New York, the General Corporation Law of Delaware (which includes those statutory provisions and all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws) and the federal laws of the United States of America, and we express no opinion as to the laws of any other jurisdiction.

The opinions expressed in this opinion letter are as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may come to our attention after that date or any changes in law that may occur or become effective after that date. The opinions herein are limited to the matters expressly set forth in this opinion letter, and no opinion or representation is given or may be inferred beyond the opinions expressly set forth in this opinion letter.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of this firm’s name under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Schiff Hardin LLP

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